Exhibit 107

Calculation of Filing Fee Tables

F-3

(Form Type)

HITEK GLOBAL INC.

(Exact name of registrant as specified in its charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares	Rule 457(c) and Rule 457(0)	(1)	$	$120,000,000	(2)	$147.60 per $1,000,000		$17,712
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$120,000,000			$
	Total Fees Previously Paid									$--
	Total Fee Offsets									--
	Net Fee Due									$17,712

(1)	There are being registered hereunder an indeterminate number of Class A ordinary shares, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $120,000,000. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form F-3 (the “Registration Statement”) also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.